Exhibit 99.1

Contact: Drew Babin, CFA, CMA Senior Managing Director – Corporate Communications Medical Properties Trust, Inc. (646) 884-9809 dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST RESPONDS TO WALL STREET JOURNAL ARTICLE

Birmingham, AL – April 7, 2023 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today issued a statement to address content of a Wall Street Journal article about the Company, published on April 7, 2023. The Company adheres to generally accepted accounting principles as they relate to the REIT industry and healthcare REITs. The in place lease intangible described in the article was previously described in MPT’s disclosures in its form 10-Ks and supplemental filings. In any case, if the CommonSpirit Health (“CommonSpirit”) transaction closes and the Steward Health Care System (“Steward”) lease is terminated, this accounting will have no impact on MPT’s funds from operations, as defined by NAREIT or on a normalized basis. In addition:

1.

The approximately $300 million in place lease intangible referenced in the article is tied to the specific Steward lease that is currently in effect and was allocated as part of the original purchase price allocation made at the time the Utah properties were acquired per asset acquisition accounting rules. The initial allocation of costs to land, buildings and improvements, and lease intangible assets is formulaic and required. The economic lease base upon which a rental yield is applied is dictated only by the total cost.

2.

The in place lease intangible (which is a contract-based intangible) is currently being amortized over the life of the specific Steward lease, and with the early termination of the Steward lease, MPT currently expects to accelerate the amortization of the remaining in place lease intangible value.

3.

With MPT entering a new lease with CommonSpirit, the Company is only allowed to capitalize new lease costs that were incurred to get the lease consummated. Thus, unlike when MPT acquired the properties, lease accounting (ASC 842) does not allow for the addition of any intangibles (so the value added on a new lease will be less than the intangible created when the property was acquired).

4.

Were the acceleration of amortization of the approximately $300 million in place lease intangible to occur, it would be only related to the Steward lease. It would not be a reflection of the accounting treatment of the past contract and would not reflect any current or future value, or the amount of lease revenue MPT will generate under the CommonSpirit lease.

5.

Any acceleration of amortization of the approximately $300 million in place lease intangible is a non-economic, non-cash accounting exercise related to the method by which U.S. GAAP requires MPT to record certain costs of its real estate transactions. In the spirit of illustration, even if the CommonSpirit lease were to generate lease revenue 100x more than what MPT is currently receiving under the current Steward lease, the accounting to accelerate the amortization of the approximately $300 million in place lease intangible would be the same. This accounting exercise differs from the approximately $171 million real estate impairment MPT chose to record in the fourth quarter, which was related to non-payment of rent by Prospect Medical Holdings (“Prospect”) due to operational weakness in Pennsylvania. Notably, MPT had been discussing this issue publicly for more than one year.

6.

Unlike the write-offs in the fourth quarter of 2022 related to Prospect, the adjustment contemplated is not an impairment per accounting rules. If future undiscounted cash flows were to be compared to the book value of MPT’s assets (which is the required first step when assessing impairment on a long-lived asset per U.S. GAAP), the lease revenue of the CommonSpirit lease over the planned 15-year lease well exceeds the Company’s current $1.2 billion book value in the Utah properties. In fact, assuming 3% bumps on a 15-year lease to CommonSpirit, the undiscounted cash flows (i.e. lease revenue) would near $1.8 billion.

7.

Importantly, an acceleration of the amortization of the in place lease intangible will result in a reduction of net income but will have no impact on Funds from Operations (which is the most commonly used financial measure of REITs) as defined by NAREIT.

8.

Regarding CommonSpirit’s expected acquisition of Steward’s operations in Utah, the 7.8% lease rate expected to be paid by CommonSpirit to MPT is a reflection of their A-rated credit, and the differential versus current rents will be substantially subsidized by Steward. The reduction in rental rate is not a reflection of the cash flow of the hospitals or related coverage ratios.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 444 facilities and approximately 44,000 licensed beds in ten countries and across four continents. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty relating to, potential impact from health crises (like COVID-19); (ii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us, especially as a result of the adverse economic impact of the COVID-19 pandemic, and government regulation of hospitals and healthcare providers in connection with same (as further detailed in our Current Report on Form 8-K filed with the SEC on April 8, 2020); (iii) our expectations regarding annual guidance for net income and NFFO per share; (iv) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (v) the nature and extent of our current and future competition; (vi) macroeconomic conditions, such as a disruption of or lack of access to the capital markets or movements in currency exchange rates; (vii) our ability to obtain debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and pay down, refinance, restructure or extend our indebtedness as it becomes due; (viii) increases in our borrowing costs as a result of changes in interest rates and other factors; (ix) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (x) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xi) our ability to maintain our status as a REIT for federal and state income tax purposes; (xii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiii) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xiv) the ability of our tenants and operators to operate profitably and generate positive cash flow, comply with applicable laws, rules and regulations in the operation of the our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xv) potential environmental contingencies and other liabilities; (xvi) the risk that the expected sale of three Connecticut hospitals currently leased to Prospect does not occur; (xvii) the risk that Steward’s anticipated sale of its Utah operations and MPT’s expected lease with CommonSpirit are not executed as announced; (xviii) the risk that MPT’s expected sale of its Australian portfolio does not occur; and (xix) the risk that other property sales, loan repayments, and other capital recycling transactions do not occur.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and as updated in our quarterly reports on Form 10-Q. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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